Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2018 and Full Year Results

Growth Initiatives Account for a Majority of Annual Revenues for the First Time

Annual Gross Margins at All-Time High of 49%

San Jose, Calif., February 4, 2019 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter Business and Financial Highlights:

●	Total revenues of $26.1 million, a year-over-year decrease of 17%:
o	Revenues from growth initiatives of $15.5 million accounted for 59% of total revenues, a year-over-year increase of 1%.
o	Office/VoIP segment revenues of $8.5 million, a year-over-year decrease of 10%.
o	SmartVoice segment revenues of $4.1 million, a year-over-year increase of 83%.
o	SmartHome revenues of $2.9 million, a year-over-year decrease of 21%.
o	Cordless revenues of $10.6 million, a year-over-year decrease of 33%.
●	GAAP and non-GAAP gross margin of 47.5% and 47.9%, compared to GAAP and non-GAAP gross margin of 47.8% and 48.1% for the fourth quarter of 2017.
●	GAAP operating loss of $2.9 million and non-GAAP operating loss of $0.7 million, compared to GAAP operating loss of $0.7 and non-GAAP operating income of $1.1 million for the fourth quarter of 2017.
●	GAAP net loss of $0.3 million and non-GAAP net income of $1.0 million, compared to GAAP net loss of $0.1 and non-GAAP net income of $1.3 million for the fourth quarter of 2017.
●	GAAP loss per share of $0.01 and non-GAAP diluted earnings per share of $0.04, compared to GAAP loss per share of $0.01 and non-GAAP diluted earnings per share of $0.06 for the fourth quarter of 2017.
●	Generated $6.7 million of cash from operating activities, compared to $7.1 million of cash generated from operating activities during the fourth quarter of 2017.
●	Repurchased approximately 231,000 shares of common stock for a total consideration of $2.7 million.

●	Cash, deposits and marketable securities of approximately $123.9 million as of December 31, 2018.
●	Continue to expand our position in the unified communications market as demonstrated by our design wins:
o	Secured a major design-win with a tier 1 OEM based on our DVF101 SoC.
o	Audiocodes launched a Microsoft Teams Android based business phone based on our DVF101 SoC.
o	AtalsIED launched an IP speaker that extends tele-presence with enhanced audio based on our VoIP solution.
●	Continue to grow our design pipeline for voice user interface with leading consumer electronics OEMs, thereby driving growth of a burgeoning new market:
o	Began mass shipments of our SmartVoice products to a tier 1 Chinese smartphone OEM
o	Lenovo™ Smart Tabs integrated our SmartVoice technology to enable Alexa voice experiences.
o	Universal Electronics developed a hands-free, low power, voice-activated remote control based on our SmartVoice technology.
o	Simplehuman announced that its new generation of voice activated trash cans is powered by our SmartVoice solution.
●	Growing our ULE ecosystem with leading IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor IoT:
o	Orange, France’s leading telecommunication service provider, announced Maison-Connectee, its new Smart Home service based on ULE.
o	Technicolor announced its future voice enabled solutions based on our ULE and SmartVoice technologies.
o	Bezeq, Israel’s leading telecommunication service provider, selected our ULE technology to power its smart security solutions for enterprise customers.
o	Elite Computer Systems selected our SmartVoice and ULE solutions to power its next-generation portable smart speaker with Amazon Alexa.

Full Year 2018 Financial Highlights:

●	Total revenues of approximately $117.4 million, a decrease of 6% vs. $124.8 million in 2017.
o	Revenues from growth initiatives of $64.2 million, a year-over-year increase of 12% when compared to 2017.
o	Office/VoIP segment revenues of $38.8 million, a year-over-year increase of 11%.
o	SmartVoice segment revenues of $10.9 million, a year-over-year increase of 124%.
o	SmartHome revenues of $14.5 million, a year-over-year decrease of 17%.

o	Cordless revenues of $53.2 million, a year-over-year decrease of 21%.
●	GAAP and non-GAAP gross margin of 48.9% and 49.3%, respectively, a 270 bps and 280 bps improvement, as compared to 2017 gross margin of 46.2% on GAAP and 46.5% on a non-GAAP basis.
●	GAAP operating loss of $5.6 million and non-GAAP operating income of $2.9 million, compared to GAAP operating loss of $4.8 million and non-GAAP operating income of $2.8 million in 2017.
●	GAAP net loss of $2.0 million and non-GAAP net income of $5.4 million, compared to GAAP net loss of $3.0 million and non-GAAP net income of $3.9 million in 2017.
●	GAAP loss per share of $0.09 and non-GAAP diluted earnings per share of $0.23, compared to GAAP loss per share of $0.14 and non-GAAP earning per share of $0.17 in 2017.
●	Generated $8.7 million of cash from operating activities, compared to $8.5 million in 2017.
●	Repurchased approximately 1 million shares of common stock for a total consideration of $12.3 million.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “Our fourth quarter results were in line with our guidance on most metrics. Moreover, looking ahead to the first quarter, we expect our revenues to recover and grow on a sequential basis, as the cordless supply chain correction gradually eases and customer demand strengthens, propelled by key accomplishments across our growth initiatives. We expect to benefit from commencing mass shipments of SmartVoice products to a tier 1 Chinese smartphone OEM, securing a high-volume design win with a tier 1 OEM for our Office/VoIP products, and being selected as the primary IoT technology for Orange’s new connected home service in France, a milestone event for ULE.”

Mr. Elyakim added, “2018 marked the first year in which a majority of the company’s revenues were generated by our growth initiatives, driving gross margins to an all-time record of 49%. The improving product mix, coupled with solid momentum across our growth businesses and continued excellent supply chain execution, provide us with confidence that we are well positioned for margin expansion and that these initiatives should account for over two thirds of our total revenues in 2019. These are exciting developments for DSP Group. We are transitioning back into a growth technology company as the legacy cordless business becomes a smaller part of the company’s revenues, thereby allowing our growth initiatives to play a more meaningful role in driving revenue growth and margin expansion for the overall company.”

GAAP Results:

Fourth Quarter GAAP Results:

Revenues for the fourth quarter of 2018 were $26.1 million, a decrease of 17% from revenues of $31.2 million for the fourth quarter of 2017. Net loss and loss per share for the fourth quarter of 2018 were $0.3 million and $0.01, respectively. Net loss and loss per share for the fourth quarter of 2017 were $0.1 million and $0.01, respectively.

Year End Results:

Revenues for the year ended December 31, 2018 were $117.4 million, a decrease of 6% from 2017 revenues of $124.8 million. Net loss for 2018 was $2.0 million, compared to a net loss of $3.0 million for 2017. Loss per share for 2018 was $0.09, compared to loss per share of $0.14 for 2017.

Non-GAAP Results:

Fourth Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2018 were $1.0 million and $0.04, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.3 million and $0.06, respectively, for the fourth quarter of 2017. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2018 excluded the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions, equity-based compensation expenses of $1.7 million, and changes in deferred taxes in the amount of $790,000 related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2017 excluded the impact of amortization of acquired intangible assets of $425,000 associated with previous acquisitions, equity-based compensation expenses of $1.3 million, and changes in deferred taxes in the amount of $303,000 related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Year End Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2018 were $5.4 million and $0.23, respectively, as compared to non-GAAP net income and diluted earnings per share of $3.9 million and $0.17, respectively, for the year ended December 31, 2017. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2018 excluded the impact of amortization of acquired intangible assets of $1.7 million associated with previous acquisitions; equity-based compensation expenses of $6.8 million and changes in deferred taxes in the amount of $1.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2017 excluded the impact of amortization of acquired intangible assets of $1.7 million associated with previous acquisitions; equity-based compensation expenses of $5.9 million; and changes in deferred taxes in the amount of $0.6 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Earnings Conference Call Details

DSP Group will discuss its fourth quarter financial results, along with its outlook and guidance for the first quarter of 2019, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 866 966 1396 (domestic US) or +1 631 510 7495 (international) approximately 10 minutes prior to the starting time. The password is 5365029. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/m6/p/sxvr7cdx

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 917 677 7532, domestically or +44 33 3300 9785, internationally and enter the company access code: 5365029

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income and diluted earnings per share presented in this press release is useful to investors in comparing results for the fourth quarter and year ended December 31, 2018 to the same periods in 2017 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that (i) improving product mix, coupled with solid momentum across our growth businesses and continued excellent supply chain execution, provide us with confidence that we are well positioned for high margin growth, (ii) our first quarter revenues will recover and grow on a sequential basis, and (iii) revenues from growth initiatives will account for over two thirds of the company’s total revenues for 2019. The results from these statements may not actually arise as a result of various factors, including the market penetration of new products such as products with Voice User Interface and ULE products; unexpected delays in the commercial launch of new products; speed of decline in the cordless market; DSP Group's ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2017, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. Experts in voice processing, DSP Group invests heavily in innovation for the smart future, the result is leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation like conversation technology. From mobile phones to VoIP and virtual assistants using cloud-based voice services, DSP Group is the answer to the growing demand for the ever-expanding collection of voice controlled smart devices. For more information, visit www.dspg.com.

Contact:

Tali Chen, Chief Marketing Officer, Tali.Chen@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Revenues	$26,057	$31,242	$117,438	$124,753
Cost of revenues	13,681	16,298	59,991	67,058
Gross profit	12,376	14,944	57,447	57,695
Operating expenses:
Research and development, net	8,606	9,090	36,109	36,655
Sales and marketing	3,854	3,675	15,323	14,315
General and administrative	2,343	2,447	9,955	9,789
Amortization of intangible assets	425	425	1,700	1,700
Total operating expenses	15,228	15,637	63,087	62,459
Operating loss	(2,852)	(693)	(5,640)	(4,764)

Financial income, net	524	453	1,815	1,669
Loss before taxes on income	(2,328)	(240)	(3,825)	(3,095)
Income tax benefit	(2,007)	(111)	(1,868)	(92)
Net loss	$(321)	$(129)	$(1,957)	$(3,003)
Net loss per share:
Basic	$(0.01)	$(0.01)	$(0.09)	$(0.14)
Diluted	$(0.01)	$(0.01)	$(0.09)	$(0.14)

Weighted average number of shares used in per share computations of loss per share:
Basic	22,240	22,360	22,512	22,229
Diluted	22,240	22,360	22,512	22,229

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

    (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(321)	$(129)	$(1,957)	$(3,003)
Equity-based compensation expense included in cost of revenues	108	77	428	352
Equity-based compensation expense included in research and development, net	739	534	2,873	2,349
Equity-based compensation expense included in sales and marketing	294	245	1,248	1,115
Equity-based compensation expense included in general and administrative	552	479	2,255	2,045
Amortization of intangible assets	425	425	1,700	1,700
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(790)	(303)	(1,131)	(622)
Non-GAAP net income	$1,007	$1,328	$5,416	$3,936

Weighted-average number of common stock used in computation of GAAP diluted net earnings (loss) per share (in thousands)	22,240	22,360	22,512	22,229

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,203	1,303	1,317	1,379

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	23,443	23,663	23,829	23,608

GAAP diluted net loss per share	$(0.01)	$(0.01)	$(0.09)	$ (0.14)
Equity-based compensation expense	0.07	0.06	0.29	0.26
Amortization of intangible assets	0.02	0.02	0.07	0.07
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.04)	(0.01)	(0.04)	(0.02)
Non-GAAP diluted net earnings per share	$0.04	$0.06	$0.23	$0.17

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2018	2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$12,146	$21,324
Restricted deposits	493	524
Marketable securities and short term deposits	35,713	24,697
Trade receivables, net	13,475	13,416
Inventories	9,819	9,422
Other accounts receivable and prepaid expenses	3,670	3,167
Total current assets	75,316	72,550

Property and equipment, net	2,748	3,184

Long term marketable securities and deposits	75,538	82,669
Severance pay fund	14,158	15,190
Deferred income taxes	3,580	1,043
Intangible assets, net	7,321	9,022
Long term prepaid expenses and lease deposits	1,229	1,541
	101,826	109,465
Total assets	$179,890	$185,199

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$9,579	$8,660
Other current liabilities	13,120	12,819
Total current liabilities	22,699	21,479

Accrued severance pay	14,348	15,463
Accrued pensions	827	883
Deferred income taxes	151	424
Total long term liabilities	15,326	16,770

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	378,855	372,041
Accumulated other comprehensive loss	(2,324)	(1,874)
Less – Cost of treasury stock	(122,325)	(118,397)
Accumulated deficit	(112,363)	(104,842)
Total stockholders’ equity	141,865	146,950
Total liabilities and stockholders’ equity	$179,890	$185,199